                                                                     EXHIBIT 1.1

                               AMB PROPERTY, L.P.

                                MEDIUM-TERM NOTES

                                 TERMS AGREEMENT

                                                                 August 30, 2001

AMB Property, L.P.
Pier 1, Bay 1
San Francisco, California  94111

Attention:  General Counsel

      Re: Distribution Agreement dated August 15, 2000 (the "Distribution Agreement") between AMB Property, L.P. and Morgan Stanley & Co. Incorporated and the other Agents named therein


        We agree to purchase your fixed rate Medium-Term Notes (the "Notes") having the following terms:

Principal Amount:  $25,000,000                          Settlement Date: September 6, 2001


Specified Currency:  United States Dollars

                                                        Maturity Date: September 6, 2011

Form:  Book Entry                                       Trade Date:  August 30, 2001

Interest Payment Dates:  June 30 and December 30,       Agent's Commission or Discount:  .625%
commencing December 30, 2001                            ($156,250)

Redemption and Repayment:  Not subject                  Net Proceeds to Issuer:  99.375%
to redemption or repayment prior to maturity            ($24,843,750)

Price to Public:  100% of principal amount              Authorized Denomination:  $1,000 and
                                                        integral multiples thereof

Interest Rate:  6.75%                                   Regular Record Dates:  June 15 and
                                                        December 15, commencing December 15,
                                                        2001
Other/Additional Terms:

THE NOTES WILL INITIALLY BE LIMITED TO $25,000,000 IN AGGREGATE PRINCIPAL
AMOUNT. AMB PROPERTY, L.P. MAY, WITHOUT THE CONSENT OF EXISTING NOTEHOLDERS,
CREATE AND ISSUE ADDITIONAL NOTES WITH THE SAME TERMS AS THE NOTES ISSUED
HEREUNDER SO THAT THE ADDITIONAL NOTES WILL BE CONSOLIDATED AND FORM A SINGLE
SERIES WITH THIS INITIAL ISSUANCE OF NOTES.



     With respect to this issuance only, for all purposes with respect to the Notes and the Guarantees and the purchase and issuance thereof, we shall be deemed to be a party to and an Agent under the Distribution Agreement, as reflected on the letter attached as Schedule I hereto, and shall, without limitation of the foregoing, be entitled to the benefit of the representations, warranties, covenants and agreements of AMB Property, L.P. and AMB Property Corporation contained therein. The provisions of Sections 1, 2(b), 2(c), 3 through 6, and 9 through 13 of the

Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

        This Terms Agreement may be terminated at any time by any party upon the giving of written notice of such termination to the other parties herein, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of the Distribution Agreement shall not require termination of this Terms Agreement, and the termination of this Terms Agreement shall not require termination of the Distribution Agreement. This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(h), 6, 9, 10 and 13 of the Distribution Agreement shall survive for the purposes of this Agreement.

        On the Settlement Date, the following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement shall be delivered to Lehman Brothers Inc. ("Lehman"): (i) reliance letter of Latham & Watkins permitting Lehman to rely upon the opinion of Latham & Watkins, dated December 19, 2000, addressed to the Agents therein, (ii) reliance letter of Tamra D. Browne, General Counsel to AMB Property, L.P., permitting Lehman to rely upon the opinion of Tamra D. Browne, dated December 19, 2000, addressed to the Agents therein, (iii) certificate on behalf of the AMB Property Corporation referred to in Section 4(c), and (iv) the comfort letter of Arthur Andersen LLP, dated August 30, 2001, addressed to the Agents therein. In addition, a certificate of the Secretary of AMB Property, L.P. and AMB Property Corporation shall be delivered to Lehman.


                                           LEHMAN BROTHERS INC.


                                           By:  /s/ Martin Goldberg
                                                -------------------
                                                Name:   Martin Goldberg
                                                Title:  Senior Vice President

ACCEPTED AND AGREED


AMB PROPERTY, L.P.

By: AMB Property Corporation,
    its General Partner


    By: /s/ Michael A. Coke
      ---------------------
          Name:  Michael A. Coke
          Title: Chief Financial Officer and
                 Executive Vice President



AMB PROPERTY CORPORATION


By: /s/ Michael A. Coke
  ----------------------
    Name:  Michael A. Coke
    Title: Chief Financial Officer and
           Executive Vice President



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                                   Schedule I


                                 August 30, 2001



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, N.Y. 10036

and

the other Agents listed on
Exhibit A hereto

      Re:   Addition of Lehman Brothers Inc. as Agent under Distribution
            Agreement

Dear Sirs:

        We hereby notify you that we have added Lehman Brothers Inc. ("Lehman") as an Agent under the Distribution Agreement dated August 15, 2000 between the Agents set forth on Schedule II thereto, AMB Property, L.P. and AMB Property Corporation (the "Distribution Agreement") with respect to the sale (the "Sale") of $25,000,000 principal amount of medium-term notes to Lehman as principal. Lehman has been added as an Agent only with respect to the Sale. This notice shall constitute a supplement to the Distribution Agreement.

        By signing below, the undersigned Agents under the Distribution Agreement hereby waive the notice specified in Section 11 of the Distribution Agreement with respect to such addition of Lehman as an Agent as set forth above.




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                              AMB PROPERTY, L.P.

                              By: AMB Property Corporation,
                                  its General Partner


                                  By: /s/ Michael A. Coke
                                     --------------------------------------
                                     Name:   Michael A. Coke
                                     Title:  Chief Financial Officer and
                                             Executive Vice President


                              AMB PROPERTY CORPORATION


                                  By: /s/ Michael A. Coke
                                      --------------------------------------
                                    Name:   Michael A. Coke
                                    Title:  Chief Financial Officer and
                                            Executive Vice President

 Accepted and Acknowledged:

 Morgan Stanley & Co. Incorporated


 By:  /s/ Eric Dobi
      --------------
     Name:  Eric Dobi
     Its:   Vice President


 Banc of America Securities LLC

 By:  /s/ Lily Chang
      ---------------
     Name:  Lily Chang
     Its:   Principal


 Banc One Capital Markets, Inc.

 By:  /s/ Catherine Cokic
      --------------------
     Name:  Catherine Cokic
     Its:   Associate Director


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        Chase Securities Inc.

        By:  /s/ Huw Richards
             -----------------
            Name:  Huw Richards
            Its:   Vice President


        Merrill Lynch, Pierce, Fenner & Smith Incorporated

        By:  /s/ N. Kennan
             --------------
            Name:  N. Kennan
            Its:   Authorized Signatory


        J.P. Morgan Securities Inc.

        By:  /s/ Jose C. Padilla
             --------------------
            Name:  Jose C. Padilla
            Its:   Vice President


        Salomon Smith Barney Inc.

        By:  /s/ Peter Aherne
             -----------------
            Name:  Peter Aherne
            Its:   Managing Director



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                                    Exhibit A


Banc of America Securities LLC
101 North Tryon Street
7th Floor
Charlotte, N.C.  28255

Banc One Capital Markets, Inc.
1 Bank One Plaza
Chicago, IL.  60670

Chase Securities Inc.
270 Park Avenue
New York, N.Y.  10017

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
250 Vesey Street
New York, N.Y.  10281

J.P. Morgan Securities Inc.
270 Park Avenue
New York, N.Y.  10017

Salomon Smith Barney Inc.
388 Greenwich Street
32nd Floor
New York, N.Y.  10013